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                                 EXHIBIT NO. 9

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(212) 408-6900


                                          12/18/95

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut 06484

                RE: PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM N-4 FILED BY AMERICAN SKANDIA LIFE ASSURANCE CORPORATION ("AMERICAN SKANDIA"), DEPOSITOR, AND AMERICAN SKANDIA LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B, (CLASS 1 SUB-ACCOUNTS),
                        REGISTRANT
                        REGISTRATION NO.: 33-62793
                        INVESTMENT COMPANY NO.: 811-5438
                        OUR FILE NO. 74877-00101

Dear Mesdames and Messrs.:

                You have requested us, as general counsel to American Skandia Life Assurance Corporation ("American Skandia"), to furnish you with this opinion in connection with the above-referenced registration statement by American Skandia, as Depositor, and American Skandia Life Assurance Corporation, Variable Account B Class 1 Sub-Accounts ("American Skandia Variable Account B Class 1 Sub-Accounts"), as Registrant, under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, Registration Statement No. 33-62793, Investment Company No. 811-5438 (the "Registration Statement") of a certain Combination Variable Annuity Contract ("Contract") that will be issued by American Skandia through American Skandia Variable Account B Class 1 Sub-Accounts.

                We have made such examination of the statutes and authorities, corporate records of American Skandia, and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

        In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of American Skandia and others.

        Based upon the foregoing, we are of the opinion that:

                1. American Skandia is a validly existing corporation under the laws of the State of Connecticut.

                2. American Skandia Variable Account B Class 1 Sub-Accounts is validly existing as a separate account pursuant to the laws of the State of Connecticut.

                3. The form of the Contract has been duly authorized by American Skandia, and has been or will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus and the Statement of Additional Information included as part of the Registration Statement, will be valid and binding upon American Skandia.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement of American Skandia on Form N-4 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the reference to our name under the heading "Legal Experts" included in the Registration Statement.

Very truly yours,


/s/Werner & Kennedy